UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments ot Articles of Incorporation or Bylaw; Change in Fiscal Year.

On February 23, 2018, the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”) unanimously adopted amendments to Section 2.04 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement “proxy access.” These amendments had been unanimously recommended to the Board by the Nominating and Board Governance Committee of the Board. The Board is authorized to amend the Bylaws pursuant to Section 1 of Article FIFTH of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Article IX of the Bylaws.

The following summary of amended Section 2.04 of the Company’s Bylaws is qualified by reference to the full text of amended Section 2.04, which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Eligibility of Stockholders to Nominate Directors

Any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of the Company’s outstanding common stock for at least the previous three years will be permitted to include a specified number of director nominees in the Company’s proxy materials for an annual meeting of stockholders of the Company. If the market capitalization (calculated in the manner provided in amended Section 2.04) of the Company is at least $2.5 billion, the maximum number of stockholders that may form a group constituting an eligible stockholder will be increased from 20 to 25.

Calculation of Qualifying Ownership

In order to ensure that the interests of stockholders of the Company seeking to include director nominees in the Company’s proxy materials are aligned with those of other stockholders of the Company, a nominating stockholder will be deemed to own only those shares of outstanding common stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The following shares will not count as “owned” shares for purposes of amended Section 2.04:

•	shares sold by the stockholder or any of the stockholder’s affiliates or associates in any transaction that has not been settled or closed;

•
shares borrowed by the stockholder or any of the stockholder’s affiliates or associates for any purposes or purchased by the stockholder or any of the stockholder’s affiliates or associates pursuant to an agreement to resell; or

•
shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by the stockholder or any of the stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares of outstanding common stock of the Company or with cash based on the notional amount or value of shares of outstanding common stock of the Company, which instrument or agreement has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, the stockholder’s or the stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares and/or (b) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by the stockholder or the stockholder’s affiliate or associate.

A stockholder will be deemed to “own” shares of outstanding common stock of the Company that have been loaned by or on behalf of the stockholder to another person if and only if the stockholder has the right to recall such loaned shares, undertakes to recall and does recall such loaned shares upon being notified that any of the stockholder’s nominees will be included in the Company’s proxy materials for the applicable annual meeting of stockholders. A stockholder will also be deemed to own shares of common stock of the Company held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted in the election of directors and possesses the full economic interest in the shares. The stockholder’s ownership of shares will be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or agreement which is revocable at any time by the stockholder.

Number of Stockholder-Nominated Candidates

The maximum number of candidates nominated by all eligible stockholders that the Company will be required to include in the Company’s proxy materials for an annual meeting of stockholders is 25% of the number of directors in office as of the last day on which a notice of nomination may be delivered to the Company under the advance notice of nomination provisions of the Company’s Bylaws. If the 25% calculation does not result in a whole number, the maximum number of stockholder-nominated candidates will be the closest whole number below 25%. If one or more vacancies occur on the Board, or the Board decides to reduce the size of the Board in connection with an annual meeting of stockholders, after the advance notice of nomination deadline, the nominee limit will be calculated based on the reduced number of directors. Any stockholder-nominated candidate who is either subsequently withdrawn or disqualified or included by the Board in the Company’s proxy materials as a Board-nominated candidate will be counted against the nominee limit.

Procedure for Electing Candidates if Nominee Limit Exceeded

If the number of stockholder-nominated candidates exceeds the nominee limit, each nominating stockholder will select one proposed nominee for inclusion in the Company’s proxy materials, beginning with the nominating stockholder with the largest qualifying ownership and proceeding through the list of nominating stockholders in descending order of qualifying ownership, until the nominee limit is reached.

Nominating Procedures

In order to provide adequate time to assess stockholder-nominated candidates, requests to include stockholder-nominated candidates in the Company’s proxy materials must be delivered or mailed and received at the Company’s principal executive offices no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company distributed its proxy statement to stockholders of the Company for the previous year’s annual meeting of stockholders.

Information Required of All Nominating Stockholders

Each stockholder seeking to include a director nominee in the Company’s proxy materials for an annual meeting of stockholders will be required to provide certain information to the Company, including:

•
verification of, and information regarding, the stockholder’s ownership of shares of the Company’s common stock as of the date of the submission of the nomination and continuous qualifying ownership through the record date for the annual meeting of stockholders;

•	the information required by the advance notice of nomination provisions of the Company’s Bylaws;

•	a copy of the stockholder’s notice on Schedule 14N that has been filed with the Securities and Exchange Commission;

•	the written consent of the stockholder nominee to being named in the Company’s proxy materials and serving as a director, if elected; and

•	the written consent of the stockholder to the public disclosure of the information provided to the Company.

Nominating stockholders will also be required to make certain representations to and agreements with the Company, including:

•	lack of intent to change or influence control of the Company;

•	intent to maintain qualifying ownership through the date of the annual meeting of stockholders;

•	intentions with respect to maintaining qualifying ownership for at least one additional year after the date of the annual meeting of stockholders;

•	refraining from nominating any person for election to the Board other than the stockholder’s nominee(s) submitted through the proxy access process;

•	intent to be present in person or by proxy to submit the stockholder’s nomination at the annual meeting of stockholders;

•	engaging and/or participating only in the solicitation of the stockholder’s nominee(s) or Board nominees;

•	not distributing any form of proxy for the annual meeting of stockholders other than the form distributed by the Company;

•	complying with solicitation rules and assuming liabilities related to and indemnifying the Company against losses arising out of the nomination;

•	the accuracy and completeness of all facts, statements and other information provided to the Company; and

•
recalling any outstanding shares of the Company’s common stock that have been loaned by or on behalf of the stockholder to another person that are to be counted for purposes of determining the stockholder’s qualifying ownership and eligibility to nominate directors, upon being notified that any of the stockholder’s nominees will be included in the Company’s proxy materials for the applicable annual meeting of stockholders.

Information Required of All Stockholder Nominees

Each stockholder nominee will be required to make certain written representations to and agreements with the Company, including:

•	refraining from voting agreements or commitments to act or vote as a director on any issue or question that has not been disclosed to the Company;

•
not becoming a party to any compensatory, reimbursement or indemnification arrangements with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director;

•	complying with applicable laws and stock exchange requirements and the Company’s policies and guidelines applicable to directors; and

•	the accuracy and completeness of all facts, statements and other information provided to the Company.

Stockholder nominees will also be required to submit completed and signed questionnaires required of the Company’s directors and officers, and provide any additional information required for the Board’s independence evaluation and determination.

Exclusion of Stockholder Nominees

The Company will not be required to include a stockholder nominee in the Company’s proxy materials if:

•	he or she has been nominated on an opposing slate under the advance notice of nomination provisions of the Company’s Bylaws;

•	the stockholder who nominated him or her is soliciting for one or more candidates nominated on an opposing slate under the advance notice of nomination provisions of the Company’s Bylaws;

•	the nominee becomes party to a voting agreement or commitment to act or vote as a director on any issue or question that has not been disclosed to the Company;

•
the nominee becomes party to a compensatory, reimbursement or indemnification arrangement with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director;

•	the nominee is not independent under any applicable independence standards;

•
the election of the nominee would cause the Company to violate the Bylaws or the Certificate of Incorporation, any stock exchange requirements or any other applicable state or federal laws, rules or regulations;

•	the nominee has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years;

•	the nominee is the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years; or

•	the nominee or the nominating stockholder has provided false or misleading information to the Company or breached any of such person’s respective obligations under amended Section 2.04.

The Board or the chairman of the applicable annual meeting of stockholders will declare a director nomination by a stockholder to be defective, and such nomination will be disregarded, if (i) the director nominee or the stockholder breaches any of their respective obligations under amended Section 2.04 or (ii) the stockholder does not appear at the annual meeting of stockholders in person or by proxy to present the nomination.

Future Disqualification of Stockholder Nominees

Any stockholder nominee who is included in the Company’s proxy materials but subsequently withdraws from or becomes ineligible or unavailable for election at an annual meeting of stockholders will be ineligible for nomination for the next two succeeding annual meetings of stockholders of the Company.

Supporting Statement

Nominating stockholders will be permitted to include in the Company’s proxy statement for the applicable annual meeting of stockholders a statement of up to 500 words in support of their nominee(s). The Company may omit any information or statement that the Company, in good faith, believes would violate any applicable law or regulation, including by being materially false or misleading, or otherwise cause harm to the Company.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate regarding Adoption of Amendments to Section 2.04 of Amended and Restated Bylaws of Abercrombie & Fitch Co. by Board of Directors of Abercrombie & Fitch Co. on February 23, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: February 27, 2018	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary